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                                                                     Exhibit 2.5

                  [North Fork Bancorporation, Inc. Letterhead]

                                 October 9, 2001


Commercial Bank of New York
320 Park Avenue
New York, New York 10022
Attention: Jacob Berman

Gentlemen:

         This letter agreement amends the amended Agreement and Plan of Reorganization, dated as of February 13, 2001, by and among Parent, Buyer Bank and the Company (the "Reorganization Agreement"). Capitalized terms which are not otherwise defined herein shall have the meanings set forth in the Reorganization Agreement.

         Parent and New Bank hereby agree that all conditions to their obligation to effect the Merger set forth in Article VIII of the Reorganization Agreement (other than the conditions set forth in Sections 8.1(b), 8.1(c), and 8.2(a), and the conditions to be added to Section 8.2 pursuant to the following paragraph) have been satisfied and Parent hereby waives its right to terminate the Reorganization Agreement except pursuant to Sections 9.1(a) or 9.1(c) thereof.

         Section 8.2 of the Reorganization Agreement is amended by adding thereto the following subsections (f) and (g):

                  "(f) Absence of Certain Changes or Events. Except as disclosed in any Company Report filed with the FDIC prior to the date of this Agreement, and except for (i) the Assurance of Discontinuance to be entered into by the Company with the Attorney General of the State of New York, (ii) the Order to Cease and Desist and Imposition of Monetary Penalty Issued Upon Consent to be entered into by the Company with the New York State Banking Department and (iii) the Order to Cease and Desist to be entered into by the Company with the Federal Deposit Insurance Corporation, in each case substantially in the form previously disclosed to Parent, (x) since October 9, 2001, neither the Company nor any of its Subsidiaries has incurred any liability, except in the ordinary course of their business consistent with past practices, (y) there has been no change or development or combination of changes and developments occurring since October 9, 2001 which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, and (z) other than (i), (ii) and (ii), above, there was no change or development or combination of changes and developments occurring prior to October 9, 2001 not known or reasonably knowable to Parent on October 9, 2001 which has had, or is

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Commercial Bank of New York
320 Park Avenue
New York, New York 10022
Attention: Jacob Berman
October 9, 2001




         reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  "(g) Performance of Obligations of the Company after October 9, 2001. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement after October 9, 2001 and at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect."

         Sections 8.2(b) and 8.2(c) of the Reorganization Agreement are hereby amended by deleting the phrase "the Closing Date" each time it occurs in such sections and substituting in lieu thereof the phrase "October 9, 2001," and by inserting after the word "received" each time it occurs in such sections the phrase "on October 9, 2001."

         Section 9.1(c) of the Reorganization Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof a new
Section 9.1(c) as follows:

                  "(c) by either Parent or the Company if the Merger shall not have been consummated on or before December 31, 2001, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;"

         Notwithstanding Section 10.1 of the Reorganization Agreement, subject to the terms of the Reorganization Agreement, as modified by this letter agreement, the Closing shall occur on November 9, 2001, provided that if the conditions to each party's obligation to consummate the Merger shall not have been satisfied or waived on such date, the Closing will occur on the second business day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Sections 8.1(b) and 8.2(a).



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Commercial Bank of New York
320 Park Avenue
New York, New York 10022
Attention: Jacob Berman
October 9, 2001


         Please indicate your agreement with the terms and conditions of this letter agreement by signing the enclosed copy hereof in the space provided and returning it to us, at which time this letter agreement will become a binding agreement between us, as of the date and year first above written.


                                         Very truly yours,


                                         North Fork Bancorporation, Inc.


                                         By:  /s/     Daniel M. Healy
                                              ----------------------------------
                                              Name: Daniel M. Healy
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


                                         North Fork Bank


                                         By: /s/ Daniel M. Healy
                                             --------------------------------
                                             Name: Daniel M. Healy
                                             Title: Executive Vice President


Agreed to:

Commercial Bank of New York


By: /s/ Jacob Berman
    --------------------------------
    Name: Jacob Berman
    Title: President and Chief
           Executive Officer